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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
        Date of Report (date of earliest event reported): July 14, 1998




                      INTERNATIONAL MERCANTILE CORPORATION
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             (Exact name of registrant as specified in its charter)

          MISSOURI                                            0-7693                            43-0970243
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(State or Other Jurisdiction of Incorporation)       (Commission File Number)       (IRS Employer Indentification Number)

               7979 OLD GEORGETOWN ROAD, BETHESDA, M.D.                                            20814
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               (Address of Principal Executive Offices)                                          (Zip Code)
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       Registrant's telephone number, including area code: (301) 774-6913



           Item 4, Change in Registrant's Certifying Accountants.

           On July 14, 1998, the Board of Directors of the Registrant approved the appointment of the firm of Thomas P. Monahan, CPA, as independent auditor for the fiscal year ending December 31, 1997. The accounting firm of Weinberg &
Company, P.A. served as the Registrant's independent auditors for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 and said firm resigned as the Registrant's independent auditors as of July 14, 1998.

           The Registrant believes that there were no disagreements with the accounting firm of Weinberg & Company, P.A. within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures in connection with audits of the Company's financial statements for the fiscal years ended December 31, 1995 and 1996 which disagreements, if not resolved to its satisfaction, would have caused it to issue an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.
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No report on the financial statements of the Registrant for the years ended
Decemember 31, 1995 and 1996 (the past two fiscal years) contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principle. Furthermore, during the Registrant's said two most recent fiscal years and the subsequent interim period through the date of such former independent auditor's resignation, there were no disagreements with the said former auditors as described in Item 304(a)(l)(iv) of Regulation S-K.


Item 7,Financial Reports and Exhibits.

(B) Exhibits.

      16. Letters from Weinberg & Company, P.A. dated July 14, 1998, issued pursuant to Reg. Section 229.304(a)(3).



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNATIONAL MERCANTILE CORPORATION
                                                       (Registrant)


                                            By:
                                               ---------------------------------
                                               Roger Arnold, President